EXHIBIT 99.1

AXESSTEL STRENGTHENS ITS BOARD OF DIRECTORS – ADDS ERIC SCHULTZ AND HARRY L. CASARI

SAN DIEGO – September 1, 2004 – Axesstel, Inc. (AMEX: AFT), a leading designer, manufacturer and marketer of high-quality, CDMA-based fixed wireless voice and data solutions and hybrid terminals, today announced the appointment of wireless technology executive Eric Schultz and accounting executive Harry L. Casari as independent members of its Board of Directors and the resignation of Jin Yong (Jason) Kim from its Board of Directors.

Eric Schultz was a founding partner and serves as Senior Partner of Quantia Partners, LLC, which provides capital and consulting to early-stage opportunities focused on mobile enterprise, and is Chairman and CEO of Quantia Communications, LLC, an operating company and the first major investment project for Quantia Partners. Before founding Quantia Partners, Mr. Schultz was Chairman and CEO of Wireless Knowledge, a San Diego-based joint venture between Qualcomm and Microsoft. Earlier, he was with the MESA Group, which he founded and ran for nearly 10 years leading to its acquisition by Microsoft. During his three years with Microsoft, Mr. Schultz was the worldwide director for Wireless Strategy and Sales and the Group Program Manager for Microsoft’s Enhanced Platform Product Unit. He founded Blossom Software, Inc., which developed award-winning Lotus 1-2-3 aftermarket products providing graphics and desktop publishing capabilities that were ultimately bundled and integrated with 1-2-3.

Mr. Schultz was Architect for spreadsheet products at Lotus Development Company and drove core development for Lotus 1-2-3 and Lotus Symphony, and was principal engineer with New England Research Labs, the Cambridge-based think tank for ADT, where he developed the first of a new generation of microprocessor-based, intelligent alarm and security systems. He holds a BA in Biology and Computer Science from Harvard College, where he has served as a teaching fellow in several computer science courses. A recognized authority and frequent presenter at international conferences on topics related to the market, technology and future of mobility, the enterprise and entrepreneurism, Mr. Schultz has been featured and cited in the general business, financial and enterprise technology and wireless industry trade press. He has also been a keynote speaker at industry forums such as the CTIA, CDG, CDMA World Congress and the EMA.

Harry L. Casari, CPA, serves on the Boards of Directors of Cohu, Inc., Meade Instruments Corp., T-Systems International and Cartronics, Inc. On the Meade, T-Systems and Cartronics boards, he serves as audit committee chairman, and is also a member of the compensation committee for Meade and Cohu, where he is also a member of the audit committee. He has significant past experience as a Partner with Ernst & Young from 1969 to 1995, where he headed the Entrepreneurial Services Department, working closely with client company management from start-up through initial public offerings. He is a previous director of Infrasonics, Inc.; Redi-care Centers; Mail Boxes, Etc.; Pharmingen, Inc.; Novatek Laser Systems, Inc.; Molecular Metallurgy, Inc; Intraluminal Therapeutics, Inc. and Lynx Golf. He holds a BS in Business Administration from the University of Denver and is a past director of the California Society of CPAs.

“In accordance with our announced strategy of enhancing our Board resources, we are very pleased to welcome such experienced executives as Eric Schultz and Harry Casari to our Board of Directors,” commented Mike Kwon, Axesstel’s Chairman and CEO. “We look forward to their insights and guidance during this period, as Axesstel positions itself for leadership.”

About Axesstel, Inc.

Axesstel, Inc. (AMEX : AFT) produces next generation wireless, fixed and hybrid mobile devices based on CDMA, CDMA2000, 802.11, and emerging 3G and 4G broadband IP technologies. The Company is pursuing technology and applications that will enable the development and delivery of carrier-class subscriber-based solutions, including fixed terminals, handsets and wireless payphones. To date, Axesstel’s Qualcomm-licensed products can be found in more than 15 countries worldwide. The Company is headquartered in San Diego with a research and development center in Seoul, Korea. For more information, visit the Company’s website at http://www.axesstel.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements set forth above include forward-looking statements relating to growth of customer base, expected fulfillment of purchase orders, product performance, technology and product development which may affect future results and the future viability of the Company. The Company wishes to caution readers that actual results could differ materially from those suggested by the forward-looking statements due to risks and uncertainties and a number of important factors. Those factors include, but are not limited to, the possibility of unforeseen manufacturing difficulties, failure of end users to accept the Company’s products and technologies, the concentration of customers, the possibility of customers canceling purchase orders and other risk factors and information contained in the Company’s filings with the Securities and Exchange Commission, such as the rapidly changing nature of technology, evolving industry standards and frequent introductions of new products and enhancements by competitors; the competitive nature of the markets for the Company’s products; the Company’s ability to protect its intellectual property rights; the compatibility of the Company’s products with the technologies in place or being developed in our target markets; the Company’s need to gain market acceptance for its products; the Company’s need to attract and retain skilled personnel; and the Company’s reliance on third-party suppliers.